Exhibit 23.2






                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors
Rimage Corporation:

We consent to the use of our reports dated February 12, 2003, with respect to the consolidated balance sheets of Rimage Corporation as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, incorporated by reference herein.


/s/ KPMG LLP


Minneapolis, Minnesota
July 7, 2003